Exhibit 10.3

LOCK-UP AGREEMENT

April 25, 2014

ForceField Energy Inc.
245 Park Avenue, 39th Floor
New York, NY 10167

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among by and among ForceField Energy Inc., a Nevada corporation (“Buyer”), the Company, the Sellers and the Seller Representative. All capitalized terms not otherwise defined herein shall have the meanings therefor as set forth in the Purchase Agreement. To facilitate the consummation of the transactions contemplated by the Purchase Agreement, each of the undersigned Sellers agrees not to, either directly or indirectly, for a period of (i) 12 months after the Closing Date with respect to the Share Consideration received thereby, and (ii) 6 months after issuance of any shares of Common Stock received as a portion of any of the Earnout Payments made pursuant to the Purchase Agreement (collectively, the “Shares”):

(1)           sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in the Shares,

(2)           enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Shares, whether such swap transaction is to be settled by delivery of any Shares or other securities of any person, in cash or otherwise, or

(3)           publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Shares.

Furthermore, the undersigned agrees that following the foregoing lock-up period with respect to any of the Share Consideration received by such Seller, following the first anniversary of this letter agreement, the undersigned shall be allowed to sell only up to 16.667% of the undersigned’s respective Share Consideration per month for a period of 6 months thereafter, provided that such permitted sales shall be cumulative and, if the undersigned Seller not sell any Shares in any such monthly period, then such Seller can sell all Shares that are permitted to be sold in any such subsequent monthly period.

All Shares shall be sold by the undersigned in compliance with SEC Rule 144.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Shares, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean the spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse.

Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Shares to the shareholders, members or partners of such entity; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Lock-Up Agreement.

Finally, notwithstanding anything contained herein to the contrary, this Lock-Up Agreement shall terminate and have no further force or effect on the date that is 5 Business Days’ prior to consummation of any transaction or series of related transactions resulting in the sale of all or substantially all of the Common Stock or assets of Buyer, whether by way of merger, reorganization or any other transaction or undertaking that results in a change in control of Buyer.

The undersigned hereby authorizes Buyer’s transfer agent to apply to any certificates representing the Shares issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of Nevada.

In Witness Whereof, this Lock-Up Agreement has been executed by the undersigned as of the first date set forth above.

SELLERS:
___________________________________ By: Name and Title:

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